CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-02791, 333-09395, 333-83799, 333-83801, 333-83803, 333-83805, 333-58646, 333-107404 and 333-125604 of Mesa Air Group, Inc. (the “Company”) on Form S-8 and Registration Statement Nos. 333-108490 and 333-115312 on Form S-3 of our report dated December 14, 2006, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, using the modified prospective transition method, and an explanatory paragraph relating to the Company’s significant code-sharing agreements), of Mesa Air Group, Inc., and of our report dated December 14, 2006, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Mesa Air Group, Inc. for the year ended September 30, 2006.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
December 14, 2006

86